Exhibit 99.1

Advan6.com	News Release

Media	Investor Relations
Debra Lewis	Adam Kressel
(973) 526-1767	(973) 526-1700
debra.lewis@advan6.com	adam.kressel@advan6.com

ADVANSIX ANNOUNCES FOURTH QUARTER AND FULL YEAR 2016 FINANCIAL RESULTS

4Q16 Sales of $259 million, down 18% versus prior year

4Q16 Cash Flow from Operations of $47 million, up 49% versus prior year

4Q16 EPS loss of $0.81 includes impact of significant extended outage

Parsippany, N.J., March 3, 2017 – AdvanSix (NYSE: ASIX) today announced its financial results for the fourth quarter and full year ending Dec. 31, 2016. The Company completed its first full quarter as an independent company and generated strong cash flow while managing through extended plant downtime. Below are business highlights for the fourth quarter and full year 2016.

Full Year 2016 Highlights

•	Sales down 10% versus prior year, including a 5% unfavorable impact from 4Q16 unplanned outages

•	Sales volume down 1% versus the prior year, including a 5% unfavorable impact from 4Q16 unplanned outages; Sales volume increased 5% for the first nine months of the year due to improved production rates

•	4Q16 plant turnaround activities impacted pre-tax income by approximately $64 million, including approximately $20 million impact from the planned turnaround and approximately $44 million from unplanned outages

•	Net Income of $34.1 million, down $29.6 million versus the prior year; EBITDA of $96.0 million, a decrease of $40.7 million versus the prior year

•	Capital Expenditures of $84.0 million, down $13.1 million versus the prior year

•	Cash Flow from Operations of $113.7 million, up $12.2 million versus the prior year; Free Cash Flow of $29.7 million, an increase of $25.3 million versus the prior year

Summary full year 2016 financial results for the Company are included below:

Full Year 2016 Results

($ Thousands, Except Earnings Per Share)	FY 2015	FY 2016

Sales	$1,329,409	$1,191,524

Net Income	63,776	34,147

Earnings Per Share (Diluted)	$2.09	$1.12

EBITDA (1)	136,647	95,951

EBITDA Margin % (1)	10.3%	8.1%

Cash Flow from Operations	101,536	113,740

Free Cash Flow (1)(2)	4,392	29,731

(1)	See “Non-GAAP Measures” included in this press release for non-GAAP reconciliations
(2)	Net cash provided by operating activities less capital expenditures

“AdvanSix drove improved cash flow in the quarter despite lower income that was the result of the significant plant challenges we faced. With our sites currently running at planned rates, we maintain our focus on safe operations, reliable supply to customers, and productivity as we start the new year. We successfully navigated through significant outages in the fourth quarter and look forward to the prospect of an improved 2017,” said Erin Kane, president and CEO of AdvanSix.

4Q 2016 Turnaround Activities

Extensive planned turnaround activities across numerous operating units began in early October 2016. On Oct. 31, 2016, the Company announced that its planned fourth quarter turnaround would be extended due to additional, unplanned maintenance of its ammonia plant within its Hopewell facility. Operations resumed on Nov. 21, then on Dec. 8, the Company announced it had experienced a subsequent outage at its Hopewell facility, reducing caprolactam production and leading to a reduction in resin production at its downstream Chesterfield polymerization plant.

As a result of the planned turnaround activities and incremental unplanned outages, the Company’s fourth quarter 2016 pre-tax income was reduced by approximately $64 million, inclusive of reduced fixed cost absorption, inventory revaluation, additional raw material costs, maintenance expenses and an approximately $13 million impact from lost sales. The fourth quarter plant turnaround activities are not expected to have an adverse impact on first quarter 2017 financial results.

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Summary fourth quarter 2016 financial results for the Company are included below:

Fourth Quarter 2016 Results

($ Thousands, Except Earnings Per Share)	4Q 2015	4Q 2016

Sales	$315,865	$259,323

Net Income	15,338	(24,714)

Earnings Per Share (Diluted)	$0.50	($0.81)

EBITDA (1)	33,111	(29,586)

EBITDA Margin % (1)	10.5%	(11.4%)

Cash Flow from Operations	31,688	47,273

Free Cash Flow (1)(2)	2,442	20,123

(1)	See “Non-GAAP Measures” included in this press release for non-GAAP reconciliations
(2)	Net cash provided by operating activities less capital expenditures

Sales volume in the quarter decreased 18% versus the prior year, including a 23% unfavorable impact from lower production rates as a result of the factors referenced above. Price was approximately flat overall in the quarter with 2% higher raw material pass-through pricing offset by the 2% unfavorable impact of market-based pricing.

Sales by product line represented the following approximate percentage of our total sales:

	4Q 2015	4Q 2016	FY 2015	FY 2016

Nylon	27%	26%	27%	28%

Caprolactam	19%	17%	18%	17%

Ammonium Sulfate Fertilizers	27%	24%	25%	24%

Chemical Intermediates	27%	33%	30%	31%

EBITDA loss of $29.6 million in the quarter decreased from EBITDA of $33.1 million in the prior year primarily due to the factors referenced above.

Recent Trends and Outlook

•	Global caprolactam and nylon 6 price strength due to underlying raw material cost increases coupled with current tightened supply environment

•	Ammonium sulfate fertilizer prices remain stable sequentially; Challenging agriculture fundamentals expected throughout 2017

•	AdvanSix 1Q17 plant production rates on plan

•	Hopewell 2017 plant production rates expected at or above historical production as a result of system upgrades and reliability improvements
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•	Capital Expenditures are expected to be approximately $90 million for the full year 2017

“We expect improved operational and financial performance in 2017 with an emphasis on increasing plant production output, driving higher-value product mix and continued strong working capital results,” said Kane.

Conference Call Information

AdvanSix will discuss its results during its investor conference call today starting at 9:00 a.m. ET. To participate on the conference call, dial (866) 807-9684 (domestic) or (412) 317-5415 (international) approximately 10 minutes before the 9:00 a.m. ET start, and tell the operator that you are dialing in for AdvanSix’s fourth quarter 2016 earnings call. The live webcast of the investor call as well as related presentation materials can be accessed at http://investors.advan6.com. Investors can hear a replay of the conference call from 12:00 noon ET on March 3 until 12:00 noon ET on March 10 by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international). The access code is 10100151.

About AdvanSix

AdvanSix is a leading manufacturer of Nylon 6, a polymer resin which is a synthetic material used by our customers to produce engineered plastics, fibers, filaments and films that, in turn, are used in such end-products as automotive and electronic components, carpets, sports apparel, fishing nets and food and industrial packaging. As a result of our backward integration and the configuration of our manufacturing facilities, we also sell caprolactam, ammonium sulfate fertilizer, acetone and other intermediate chemicals, all of which are produced as part of the Nylon 6 resin manufacturing process. More information on AdvanSix can be found at http://www.advan6.com.

Forward Looking Statements

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements may be identified by words like “expect,” “anticipate,” “estimate,” “outlook”, “project,” “strategy,” “intend,” “plan,” “target,” “goal,” “may,” “will,” “should” and “believe” or other variations or similar terminology. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: our inability to achieve some or all of the anticipated benefits of the spin-off from Honeywell including uncertainty regarding qualification for expected tax treatment, indebtedness incurred in connection with the spin-off, and operating as an independent, publicly traded company; fluctuations in our stock price; general economic and financial conditions in the U.S. and globally; growth rates and cyclicality of the industries we serve; the impact of scheduled turnarounds and significant unplanned interruptions of production or logistics operations as a result of mechanical issues or other unanticipated events such as fires, severe weather conditions, and natural disasters; price fluctuations and supply of raw materials; adverse trade and tax policies; extensive environmental, health and safety laws that apply to our operations; litigation associated with chemical manufacturing; loss of significant customer relationships; protection of our intellectual property and proprietary information; and prolonged work stoppages as a result of labor difficulties. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Such forward-looking

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statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our filings with the Securities and Exchange Commission, including our Registration Statement on Form 10 and our Annual Report on Form 10-K for the year ended December 31, 2016 to be filed with the SEC.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures intended to supplement, not to act as substitutes for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in this press release. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided. Non-GAAP measures in this press release may be calculated in a way that is not comparable to similarly-titled measures reported by other companies.

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AdvanSix Inc.

Consolidated and Combined Balance Sheets (unaudited)

(in thousands, except share and per share amounts)

	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$14,199	$-
Accounts and other receivables – net	131,671	127,545
Inventories – net	128,978	150,231
Other current assets	7,690	4,443
Total current assets	282,538	282,219

Property, plant, equipment – net	575,375	527,542
Goodwill	15,005	15,005
Other assets	32,039	16,220
Total assets	$904,957	$840,986

Liabilities
Current liabilities:
Accounts payable	$223,015	$192,733
Accrued liabilities	25,396	25,114
Deferred income and customer advances	25,567	25,207
Total current liabilities	273,978	243,054

Deferred income taxes	114,200	114,910
Long-term debt	264,838	-
Postretirement benefit obligations	33,544	-
Other liabilities	3,035	3,952
Total liabilities	689,595	361,916

Stockholders’ Equity
Common stock, par value $0.01; 200,000,000 shares authorized and 30,482,966 shares issued and outstanding	305	-
Preferred stock, par value $0.01; 50,000,000 shares authorized and 0 shares issued and outstanding	-	-
Additional paid-in capital	242,806	-
Accumulated deficit	(24,714)	-
Invested equity	-	482,809
Accumulated other comprehensive income (loss)	(3,035)	(3,739)
Total stockholders’ equity	215,362	479,070
Total liabilities and stockholders’ equity	$904,957	$840,986
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AdvanSix Inc.

Consolidated and Combined Statements of Operations

For the years and three months ended December 31, 2016 and 2015 (unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Sales	$259,323	$315,865	$1,191,524	$1,329,409

Costs, expenses and other:
Costs of goods sold	279,423	279,457	1,083,894	1,179,651
Selling, general and administrative expenses	19,804	13,194	53,753	52,398
Other non-operating – net	1,894	(863)	102	(2,877)
	301,121	291,788	1,137,749	1,229,172

Income before taxes	(41,798)	24,077	53,775	100,237
Income taxes	(17,084)	8,739	19,628	36,461
Net income	$(24,714)	$15,338	$34,147	$63,776

Earnings per common share
Basic	$(0.81)	$0.50	$1.12	$2.09
Diluted	$(0.81)	$0.50	$1.12	$2.09

Weighted average common shares outstanding
Basic	30,482,966	30,482,966	30,482,966	30,482,966
Diluted	30,503,587	30,482,966	30,503,587	30,482,966
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AdvanSix Inc.

Consolidated and Combined Statements of Cash Flows

For the years and three months ended December 31, 2016 and 2015 (unaudited)

(in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Cash flows from operating activities:
Net income (loss)	$(24,714)	$15,338	$34,147	$63,776
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,365	9,034	40,329	36,410
Loss on disposal of assets	283	273	1,529	1,308
Deferred income taxes	(17,672)	2,284	11,534	9,913
Stock based compensation	1,327	-	1,327	-
Accretion of deferred financing costs	148	-	148	-
Changes in assets and liabilities:
Accounts and other receivables	16,169	(1,776)	(3,948)	38,399
Inventories	7,672	(11,518)	21,253	5,021
Accounts payable	24,093	(4,176)	23,932	(38,689)
Accrued liabilities	9,971	3,683	281	500
Deferred income and customer advances	23,861	21,857	360	(6,783)
Other assets and liabilities	(4,230)	(3,311)	(17,152)	(8,319)
Net cash provided by operating activities	47,273	31,688	113,740	101,536

Cash flows from investing activities:
Expenditures for property, plant and equipment	(27,150)	(29,246)	(84,009)	(97,144)
Other investing activities	(1,911)	(523)	(2,372)	(1,086)
Net cash (used for) investing activities	(29,061)	(29,769)	(86,381)	(98,230)

Cash flow from financing activities:
Proceeds from long term debt	-	-	270,000	-
Payment of long term debt	(3,375)	-	(3,375)	-
Payment of debt issuance costs	(111)	-	(1,881)	-
Borrowings under revolving credit facility	18,000	-	58,000	-
Payments of revolving credit facility	(58,000)	-	(58,000)	-
Payment of revolving credit facility fees	(64)	-	(1,080)	-
Principal payments under capital lease	(165)	-	(165)	-
Distribution to Honeywell in connection with Spin-Off	-	-	(269,347)	-
Net increase (decrease) in invested equity	1,738	(1,755)	(7,312)	(2,936)
Other financing activities	-	(164)	-	(370)
Net cash (used for) financing activities	(41,977)	(1,919)	(13,160)	(3,306)

Net increase/(decrease) in cash and cash equivalents	(23,765)	-	14,199	-
Cash and cash equivalents at beginning of period	37,964	-	-	-
Cash and cash equivalents at the end of period	$14,199	$-	$14,199	$-
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AdvanSix Inc.

Non-GAAP Measures

(in thousands)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015

Net Cash Provided by Operating Activities	$47,273	$31,688	$113,740	$101,536
Expenditures for Property, Plant and Equipment	(27,150)	(29,246)	(84,009)	(97,144)
Free Cash Flow (1)	$20,123	$2,442	$29,731	$4,392

(1) Free Cash Flow is defined as Net Cash provided by Operating Activities less Capital Expenditures

The Company believes that this metric is useful to investors and management as a measure to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Reconciliation of Net Income to EBITDA

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015

Net Income	$(24,714)	$15,338	$34,147	$63,776
Interest Expense	1,847	-	1,847	-
Income Taxes	(17,084)	8,739	19,628	36,461
Depreciation and Amortization	10,365	9,034	40,329	36,410
EBITDA (2)	$(29,586)	$33,111	$95,951	$136,647

Sales	$259,323	$315,865	$1,191,524	$1,329,409
EBITDA Margin (3)	(11.4%)	10.5%	8.1%	10.3%

(2) EBITDA is defined as Net Income before Interest, Income Taxes, Depreciation and Amortization
(3) EBITDA Margin is defined as EBITDA divided by Sales

The Company believes these non-GAAP financial measures provide meaningful supplemental information as they are used by the Company’s management to evaluate the Company’s operating performance, enhance a reader’s understanding of the financial performance of the Company, and facilitate a better comparison among fiscal periods and performance relative to its competitors, as the non-GAAP measures exclude items that are not considered core to the Company’s operations.

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